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                                                                   Exhibit 10.12

                                   AGREEMENT
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       This agreement is entered into on this 22nd day December, 1998, between
R. Donald Awalt ("Awalt") and RDA Consultants Limited ("RDA").

       R-1. On or about May 6, 1998, RDA paid $110,000 for a membership ("Membership") to the Caves Valley Golf Club, Inc. (the "Club"). Under the agreement with the Club, termination of the Membership will result in an immediate $55,000 refund, with the remaining $55,000 to be refunded ten years thereafter.

       R-2. The Club Membership was obtained in Awalt's name and not RDA's name for reasons beyond the parties' control.

       R-3. The parties intend that the Membership belong to RDA and be used only to develop and maintain business relationships for RDA.

       NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree as follows:

   1. The Membership belongs to RDA and RDA shall pay all fees or dues associated with its maintenance.

   2. Awalt shall use the Membership only for RDA business purposes and only so long as he is CEO of RDA. If he ceases to serve as the CEO of RDA, Awalt shall have the option, upon payment of $110,000, to obtain all rights to the Membership from RDA. Upon such payment by Awalt, this Agreement shall be terminated.

   3. Awalt hereby transfers and assigns the Membership, as well as all rights to receive refunds upon termination thereof to RDA. Awalt shall have no liability to RDA resulting from any failure by the Club to refund any amounts paid for the Membership or any default by the Club. Awalt agrees that he shall not further assign or transfer the Membership or in any way deal with the Membership as if it were a personal asset for any purpose.

       This agreement shall be binding on the heirs, successors and permitted assigns of the parties.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


WITNESS:

/s/ Steven N. Landsman                /s/ R. Donald Awalt
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                                      R. Donald Awalt

ATTEST:                               RDA Consultants Limited

/s/ Steven N. Landsman                By: /s/[illegible]^^
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